                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                    FORM 8-K/A

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                 February 27, 2009

                                               FIRST M&F CORPORATION
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                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                No. 0-9424                         No. 64-0636653
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(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         134 West Washington Street
         Kosciusko, Mississippi                                                39090
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(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (662) 289-5121

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.          Entry into a Material Definitive Agreement.

On February 27, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury
("Treasury") under the Emergency Economic Stabilization Act of 2008 ("EESA"), First M&F Corporation (the
"Company") entered into a Letter Agreement (including the Securities Purchase Agreement - Standard Terms incorporated by reference therein, the "Purchase Agreement") with Treasury dated February 27, 2009 pursuant to which the Company issued and sold to Treasury for an aggregate purchase price of $30 million in cash (i) 30,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Class B Non-Voting, Series A, no par value per share, having a liquidation preference of $1,000 per share (the "Series A Preferred Stock"), and (ii) a ten-year warrant to purchase up to 513,113 shares of the Company's common stock, no par value per share ("Common Stock"), at an initial exercise price of $8.77 per share (the "Warrant").  The closing of this transaction occurred on February 27,
2009.  A special shareholders' meeting was held on February 25, 2009 (the same meeting referenced in the Company's Form
10-K filed on March 11, 2009) for the purpose of approving certain amendments to the Company's Articles of Incorporation in order to meet the requirements of the CPP. The Amendments were approved by the Company's shareholders as discussed below, and are included as Exhibits to this Form 8-K/A.

Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5%
per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company's Board of Directors.  The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  The Series A Preferred Stock generally is non-voting.

The Company may redeem the Series A Preferred Stock in whole or in part at $1,000 per share after May 15, 2012.  Prior to this date, except as permitted under the American Recovery and Reinvestment Act of 2009 and in accordance with the Side Letter Agreement attached hereto as an Exhibit, the Company may redeem the Series A Preferred Stock in whole or in part at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) in excess of $7.5 million, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Federal Reserve Bank of St. Louis, which is the Company's primary Federal banking regulator.

The Purchase Agreement defines a "Qualified Equity Offering" to mean the sale and issuance for cash by the
Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual
Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company's Federal banking regulator (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the resale of the Series A Preferred Stock, the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the "Warrant Shares"), as soon as practicable after the date of issuance of the Series A
Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer and/or exercise the Warrant with respect to an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the
Company has received aggregate gross proceeds of not less than $30 million from one or more Qualified Equity
Offerings and (ii) December 31, 2009.

Subject to the limitations described in the preceding paragraph, the Warrant is immediately exercisable.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $30 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by a number of shares equal to the product of (i) the number of shares of Common Stock initially covered by the Warrant (taking into account any adjustments pursuant to the terms of the Warrant), and (ii) 0.5.

Copies of the Purchase Agreement, the Warrant, the Certificate of Designations for the Series A Preferred Stock
and the form of Series A Preferred Stock Certificate are included as Exhibits to this Current Report on Form
8-K and are incorporated by reference into this Item 1.01. Also included as an Exhibit is a copy of a side letter agreement clarifying that the relevant portions of the American Recovery and Reinvestment Act of 2009 and any
rules or regulations promulgated thereunder shall control over any contrary provisions in the transaction documents.
The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02.          Unregistered Sales of Equity Securities.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 3.03.          Material Modification of the Rights of Security Holders.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Prior to February 27, 2012, unless the Company has redeemed the Series A Preferred Stock or  Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the
Company to (i) declare or pay any dividend or make any distribution on its common stock (other than cash dividends of not more than $0.52 per share of common stock annually) or (ii) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own shares of Series
A Preferred Stock, any portion of the Warrant or any Warrant Shares, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under EESA and has agreed to not adopt any benefit plans with respect to, or which covers, its Senior Executive Officers that do not comply with EESA.  Additionally, each of the Company's Senior Executive Officers executed a waiver (the "Waiver") voluntarily waiving any claim against
Treasury or the Company for any changes to his compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October
20, 2008 as well as the American Recovery and Reinvestment Act of 2009 and any rules or regulations promulgatged thereunder, and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (collectively, "Benefit Plans") as they relate to the period Treasury holds shares of Series A Preferred Stock, any portion of the Warrant or any Warrant Shares.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2009, the Company's shareholders approved an amendment to the Company's Articles of Incorporation giving the Company's board of directors the authority to fix the voting rights of Class B Non-Voting Preferred Stock, and the Company filed with the Secretary of State of Mississippi Articles of Amendment reflecting this change.  On the same day, the Company also filed with the Secretary of State of the State of Mississippi Articles of Amendment to
the Company's Articles of Incorporation establishing the Series A Preferred Stock.

Copies of both Articles of Amendment are included as Exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

     3.1*      Articles of Amendment regarding the issuance of 30,000 shares of Fixed Rate Cumulative Perpetual
               Preferred Stock, Series A, of the Company.

     3.2*      Articles of Amendment authorizing the board of directors to fix the voting rights of Class B Non-Voting
               Preferred Stock.

     4.1*      Warrant to Purchase up to 513,113 shares of Common Stock.

     4.2*      Form of Waiver.

     10.1*     Letter Agreement, dated February 27, 2009, including Securities Purchase Agreement - Standard Terms, between the Company and the United States Department of the Treasury.

     10.2*     Form of Series A Preferred Stock Certificate.

     10.3*     Side Letter Agreement.

*Previously filed on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2009.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 12, 2009

                                                     FIRST M&F CORPORATION

                                                     By:    /s/ John G. Copeland
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                                                     Name:    John G. Copeland
                                                     Title:   EVP & Chief Financial Officer